Exhibit 99.1

For further information, contact:

Danial J. Tierney, Executive Vice-President
Office: (503) 257-8766, Ext. 279
Fax: (503) 251-5473 / E-mail: dantierney@trm.com

TRM to Present at the FBR 9th Annual Growth
Investor Conference

Portland, Oregon: May 23, 2005 — TRM Corporation (NASDAQ: TRMM), today announced that the Company will present at the upcoming FBR 9th Annual Growth Investor Conference in New York on Wednesday, June 1, 2005 at 11:40 a.m. EDT. The investor presentation will be webcast live at http://www.wsw.com/webcast/fbr10/trmm/.

For inquiries about meeting management at the conference, please contact an FBR salesperson.

About TRM

TRM Corporation is a consumer services company that provides convenience ATM and photocopying services in high-traffic consumer environments. TRM’s ATM and copier customer base has grown to over 36,000 retailers throughout the United States and over 46,000 locations worldwide, including 6,000 locations across the United Kingdom and over 5,000 locations in Canada. TRM operates one of the largest multi-national ATM network in the world, with over 22,000 locations deployed throughout the United States, Canada, Great Britain and Northern Ireland.

Forward Looking Statements

Statements made in this release may include forward-looking statements, which involve substantial risks and uncertainties. The Company’s actual results, performance or achievements could differ materially from those expressed or implied in this release.

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